Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

AND REVOLVING CREDIT NOTE

January 26, 2015

This Second Amendment to Loan Agreement and Revolving Credit Note (this “Agreement”) is made and entered into as of the date set forth above, by and among NTR Metals, LLC (the “Company”) and DGSE Companies, Inc. (“DGSE”).  Capitalized terms used but not defined herein have the meaning assigned to them in the Loan Agreement and/or Note (as defined below), as applicable.

RECITALS

WHEREAS, the undersigned entered into that certain Loan Agreement, dated as of July 19, 2012, by and between the Company and DGSE (the “Loan Agreement”), pursuant to which the Company agreed to extend credit to DGSE; and

WHEREAS, DGSE executed that certain Revolving Credit Note, dated as of July 19, 2012, by and between the Company and DGSE (the “Note”), pursuant to which DGSE promised to pay to the Company funds advanced by the Company, with interest thereon; and

WHEREAS, DGSE executed that certain Amendment to Loan Agreement and Revolving Credit Note, dated as of February 25, 2014, by and between the Company and DGSE (the “First Amendment”), pursuant to which the Company extended the Loan Agreement and Note by one year; and

WHEREAS, pursuant to this Agreement, DGSE and the Company are further amending the terms of the Loan Agreement and Note.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1.     Extension of Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended so that the reference to “August 1, 2015” in the definition of “Termination Date” is changed to “August 1, 2017”.

2.     Extension of Note.  Subparagraph (b) of the Note is hereby amended so that the reference to “August 1, 2015” in the definition of “Maturity Date” is changed to “August 1, 2017”.

3.     Continuing Guaranties, Security Interests and Liens.  DGSE agrees that all of the guaranties, security interests and liens granted by DGSE in favor of the Company pursuant to the Loan Documents shall remain in full force and effect once this Agreement takes effect and extends the Loan Agreement and Note as herein stated.

SECOND AMENDMENT TO LOAN AGREEMENT AND REVOLVING CREDIT NOTE

4.     Authority. Each party hereto represents and warrants that it had and has all necessary authority and legal capacity to enter into the Loan Agreement, the Note and this Agreement.

5.     Choice of Law.  The Loan Agreement, the Note and this Agreement are to be construed according to the laws of the State of Texas and the applicable laws of the United States of America.

6.     Integration of Contract.  The Loan Agreement and Note, as amended by this Agreement, constitute the full understanding of the parties, and no terms, conditions, understandings or agreements purporting to modify or vary the terms of the Loan Agreement, the Note or this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound.

7.     Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS HEREOF, the undersigned have executed this Agreement on the date first appearing above.

NTR METALS, LLC

By	/s/ JOHN LOFTUS
2/4/15

Name: John Loftus
Title: President

DGSE COMPANIES, INC.

By	/s/ DUSTY CLEM
2/4/15

Name: Dusty Clem
Title: CEO

SECOND AMENDMENT TO LOAN AGREEMENT AND REVOLVING CREDIT NOTE	2